Exhibit 99.1

FOR IMMEDIATE RELEASE:

Natural Resources Corporation (NRC) announces $120,000,000 USD merger

Miami, FL – March 24th, 2015 – Natural Resources Corporation (NRC) announced today a merger agreement, worth $120,000,000 USD, with Romulus Corp (RMLS) enabling NRC to have greater access to capital.

The NRC group was valued by BDO Singapore at over $120,000,000 USD.

Growing demand for adequate quality yet safe and affordable dairy based products in developing countries prompts NRC to expand its operations.

Its strategy is to provide quality formulated dairy ingredients for food and beverages manufacturing industries in developing countries at affordable cost.

Presently NRC's main operating subsidiary is M-Power Food Industries Pte Ltd, a multi award-winning company, conveniently located in Singapore, which has free trade agreements with major Middle Eastern and Asian economies (e.g. GCC, China).

Contact:

Perry Esculier

76 Playfair Road, HEX 03-06

LHK2 Building

367996 Singapore

Tel: +65 6287 5955

Fax: +65 6287 3933

Email: perry@mpowergroup.com

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